UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2010
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 1.01. Entry into a Definitive Material Agreement.
          On May 7, 2010, we amended the Facility Agreement dated as of October 3, 2007, among CS Europe Finance Limited and CS UK Finance Limited, as borrowers and guarantors, CapitalSource Finance LLC, as servicer, Wells Fargo Bank, N.A. (f/k/a Wachovia Bank, N.A.), as administrative agent and security trustee and Wells Fargo Securities International Ltd. (f/k/a Wachovia Securities International Ltd.), as lead arranger and sole bookrunner, CapitalSource Funding III LLC and CSE QRS Funding I LLC, as additional guarantors (the “Amendment”).
          The Amendment provides for an amortizing facility with a total commitment equal to an initial principal balance of €53.5 million, decreases the total commitment of the facility from €100.7 million reflecting loan payoffs and other amortization since May 2009, and extends the maturity date to May 6, 2011 from May 28, 2010.
          From time to time we have entered into other transactions and agreements with Wells Fargo Bank, N.A., and its affiliates.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2010	/s/ JOSEPH TURITZ
Joseph Turitz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1
Facility Agreement dated as of October 3, 2007, among CS Europe Finance Limited and CS UK Finance Limited, as borrowers and guarantors, CapitalSource Finance LLC, as servicer, Wells Fargo Bank, N.A. (f/k/a Wachovia Bank, N.A.), as administrative agent and security trustee and Wells Fargo Securities International Ltd. (f/k/a Wachovia Securities International Ltd.), as lead arranger and sole bookrunner, CapitalSource Funding III and CSE QRS Funding I LLC, as additional guarantors (composite version reflects all amendments through May 7, 2010).